UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2025

REIN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12407 N. Mopac Expy., Suite 250, #390 Austin, Texas 78758
(Address of principal executive offices)

(737) 802-1989
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.001	RNTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Information.

On September 16, 2025, Rein Therapeutics, Inc. (the “Company”) received additional communication through preliminary meeting comments from the United States Food and Drug Administration (“FDA”) regarding the Clinical Hold Letter received on July 8, 2025 relating to its U.S. Phase 2 RENEW clinical trial of LTI-03. The FDA stated that it had evaluated further communications from the Company, including existing GLP toxicology data, supplemental pathology peer review, a new assessment of the localization of the mucous cell hyperplasia/hypertrophy (“MCH/H”) within the bronchioles, and other scientific considerations. The FDA communicated that after reviewing the totality of the nonclinical information, it agreed that the MCH/H findings in the GLP rat studies are not dose-limiting for the proposed 24-week clinical protocol evaluating LTI-03 at doses up to 10 mg/day in a limited number of patients with idiopathic pulmonary fibrosis, or IPF.

The FDA recommended that the Company prepare a Complete Response Letter, or CRL, submission addressing the safety concerns in the Clinical Hold Letter, including, among other things, amended study reports and other summaries of the supplemental nonclinical justification provided by the Company to the FDA subsequent to the Clinical Hold Letter. Importantly, the FDA confirmed that the CRL need not include data from a new GLP toxicity study in rats. It was further recommended that the CRL include an updated summary of available clinical safety, pharmacokinetics, and pharmacodynamics data in IPF patients as well as an updated protocol. The Company was advised that an updated protocol should include augmented safety monitoring that includes spirometry assessments similar to Study LTI-03-1002 (the Company’s Phase 1b study), treatment discontinuation criteria, and Data and Safety Monitoring Board unblinded reviews that incorporate spirometry data.

The Company was also encouraged to submit publications and study reports employing New Approach Methodologies, including human precision-cut lung slices and organoids derived from IPF patients.

The Company is preparing a CRL in accordance with the FDA’s recommendations and hopes to submit the CRL in the next few weeks. The Company is hopeful that its CRL submission will lead to the release of the clinical hold in a timely manner.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements of the Company within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to future expectations, plans and prospects for the Company. The Company uses words such as “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “can,” “could,” “should,” “continue,” and other words and terms of similar meaning to help identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks and uncertainties related to: the ability of the Company to prepare and submit a CRL that is fully responsive to the FDA’s concerns and comments; whether the CRL will lead to the FDA’s release of its clinical hold on the Company’s U.S. Phase 2 RENEW clinical trial of LTI-03 and, if not, uncertainty as to when the clinical hold may be resolved, including the actions or studies that the Company may be required to take or conduct in order to resolve the clinical hold, and the implications of delays in the RENEW Phase 2 trial with respect to the Company’s cash resources; assuming the FDA releases its clinical hold, the Company’s ability to obtain the cash resources to fund the RENEW Phase 2 trial through its completion and the Company’s operations for the anticipated periods and the Company’s ability to manage unplanned cash requirements; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors, including risks inherent in pharmaceutical research and development, such as adverse results in the Company’s drug discovery, preclinical and clinical development activities; the risk that the results of preclinical studies and early clinical trials may not be replicated in later clinical trials, including in the RENEW Phase 2 trial, or that partial results of a trial will be indicative of the full results of the trial; the Company’s ability to enroll patients in its clinical trials; and the risk that any of its clinical trials may not commence, continue or be completed on time, or at all; the Company’s ability to successfully integrate Qureight’s deep-learning platform into the RENEW Phase 2 trial; decisions made by the FDA and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies with respect to the Company’s development candidates; as well as the risks and uncertainties discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which is on file with the United States Securities and Exchange Commission (the “SEC”) and in subsequent filings that the Company files with the SEC. These forward-looking statements should not be relied upon as representing the Company’s view as of any date after the date of this Current Report on Form 8-K, and the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIN THERAPEUTICS, INC.

Dated: September 22, 2025	/s/ Brian Windsor
Brian Windsor, Ph.D.,
Chief Executive Officer